                                      LEASE




                                 By and Between




                     505 WATERFORD PARK LIMITED PARTNERSHIP
                                  ("LANDLORD")




                                       AND


                          EN POINTE TECHNOLOGIES, INC.
                                   ("TENANT")




                            Multi-Tenant Office Lease

                                TABLE OF CONTENTS


ARTICLE 1    - TERM. . . . . . . . . . . . . . . . . . . . . . . . . . .  -1-

ARTICLE 2    - USE . . . . . . . . . . . . . . . . . . . . . . . . . . .  -1-

ARTICLE 3    - RENTALS . . . . . . . . . . . . . . . . . . . . . . . . .  -1-

ARTICLE 4    - CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . .  -1-

ARTICLE 5    - POSSESSION. . . . . . . . . . . . . . . . . . . . . . . .  -2-

ARTICLE 6    - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND
               OPERATING EXPENSES. . . . . . . . . . . . . . . . . . . .  -2-

ARTICLE 7    - UTILITIES AND SERVICE . . . . . . . . . . . . . . . . . .  -3-

ARTICLE 8    - NON-LIABILITY OF LANDLORD . . . . . . . . . . . . . . . .  -4-

ARTICLE 9    - CARE OF PREMISES. . . . . . . . . . . . . . . . . . . . .  -4-

ARTICLE 10   - RESTRICTIONS CONCERNING USE . . . . . . . . . . . . . . .  -5-

ARTICLE 11   - INSPECTION. . . . . . . . . . . . . . . . . . . . . . . .  -5-

ARTICLE 12   - ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . .  -5-

ARTICLE 13   - SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . .  -6-

ARTICLE 14   - COMMON AREAS. . . . . . . . . . . . . . . . . . . . . . .  -6-

ARTICLE 15   - ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . .  -7-

ARTICLE 16   - LOSS BY CASUALTY. . . . . . . . . . . . . . . . . . . . .  -8-

ARTICLE 17   - WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . .  -8-

ARTICLE 18   - EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . .  -8-

ARTICLE 19   - SURRENDER . . . . . . . . . . . . . . . . . . . . . . . .  -9-

ARTICLE 20   - NON-PAYMENT OF RENT, DEFAULTS . . . . . . . . . . . . . .  -9-

ARTICLE 21   - LANDLORD'S DEFAULT. . . . . . . . . . . . . . . . . . . . -10-

ARTICLE 22   - HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . -11-

ARTICLE 23   - SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . -11-

ARTICLE 24   - INDEMNITY, INSURANCE AND SECURITY . . . . . . . . . . . . -11-

ARTICLE 25   - NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . -12-

ARTICLE 26   - APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . -12-

ARTICLE 27   - MECHANICS' LIEN . . . . . . . . . . . . . . . . . . . . . -12-

ARTICLE 28   - SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . -13-

ARTICLE 29   - BROKERAGE . . . . . . . . . . . . . . . . . . . . . . . . -13-

ARTICLE 30   - SUBSTITUTION. . . . . . . . . . . . . . . . . . . . . . . -13-

ARTICLE 31   - ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . -13-

ARTICLE 32   - GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . -14-

ARTICLE 33   - EXCULPATION . . . . . . . . . . . . . . . . . . . . . . . -15-

                               LEASE SUMMARY SHEET

     1.   LANDLORD: 505 Waterford Park Limited Partnership
                    c/o United Properties Corporation
                    3500 West 80th Street
                    Bloomington, MN  55431

     2.   TENANT:   EN POINTE TECHNOLOGIES, INC., A DELAWARE CORPORATION

     3.   TENANT'S ADDRESS:
                    A.   Prior to the commencement of the Term:



                    B. Subsequent to commencement of the Term if different from the address of the Premises:

                              --------------------------------------------------
                              --------------------------------------------------
                              --------------------------------------------------

     4.   PREMISES:           SUITE 255, 3,013 RENTABLE SQUARE FEET

     5.   TERM OF LEASE:      FIVE (5) YEARS
                              COMMENCEMENT DATE:  JULY 1, 1997
                              EXPIRATION DATE:    JUNE 30, 2002

     6.   RENT:               JULY 1, 1997 - JUNE 30, 1998: $3,640.71 PER MONTH
                              JULY 1, 1998 - JUNE 30, 1999: $3,766.25 PER MONTH
                              JULY 1, 1999 - JUNE 30, 2000: $3,891.79 PER MONTH
                              JULY 1, 2000 - JUNE 30, 2001: $4,017.33 PER MONTH
                              JULY 1, 2001 - JUNE 30, 2002: $4,142.88 PER MONTH

     7.   SECURITY DEPOSIT:   $6,297.17

     This Lease Summary Sheet information is incorporated into and made a part of the Lease Agreement attached hereto. In the event of any conflict between any Summary Sheet information and the Lease Agreement, the Lease Agreement shall control. This Lease Agreement includes the following Exhibits, all of which are made a part of this Lease Agreement. Exhibits: Exhibit A-1 (Graphic Location of the Premises); Exhibit A-2 (Legal Description for the Building); Exhibit A-3, if attached (Plans and/or Description for Construction of Improvements to the Premises); Exhibit B, if attached (Tenant Work Fundings);_______________________
__________________________________.

                    MULTI-TENANT OFFICE LEASE AGREEMENT (NET)

THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement") made as of the 28TH day of MAY, 1997, by and between 505 WATERFORD PARK LIMITED PARTNERSHIP having offices at c/o United Properties Corporation, 3500 West 80th Street, Bloomington, Minnesota, 55431 (hereinafter called the "Landlord"), and EN POINTE TECHNOLOGIES, INC., A DELAWARE CORPORATION, (hereinafter called the "Tenant").

                                   WITNESSETH

     FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlined in red on Exhibit A-1 attached hereto, and by this reference incorporated herein, and described as Suite 255, containing approximately 3,013 rentable square feet, (hereinafter called the "Premises") at 505 NORTH U.S. HIGHWAY 169 (hereinafter called the "Building") in the City of PLYMOUTH, County of HENNEPIN, State of Minnesota. The term Building as it is used herein shall consist of the land and building(s) set forth in Exhibit A-2 hereto.

ARTICLE 1 - TERM
     To have and to hold said Premises for a term of FIVE (5) years, commencing JULY 1, 1997 and terminating JUNE 30, 2002 (hereinafter called the "Term") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

ARTICLE 2 - USE
     The Premises shall be used by the Tenant solely for the following purposes:
COMPUTER SOFTWARE AND RELATED SERVICES.

ARTICLE 3 - RENTALS
     Tenant agrees to pay to Landlord as minimum rental (hereinafter called "Minimum Rental") for the Premises, without notice set-off or demand, the sum of SEE LEASE SUMMARY Dollars ($________) per month, said monthly installments to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment. Pursuant to Article 6 hereof, Landlord's estimated Operating Expenses for 1997, are $5.25 per square foot and estimated Real Estate Taxes payable in 1997 are $5.33 per square foot.

ARTICLE 4 - CONSTRUCTION
     If any improvements to the Premises ("Tenant Improvements") are to be made, the provisions governing the planning, construction, scope of work and terms and payment, shall be set forth in Exhibit B, which, if attached hereto, is incorporated herein by this reference. If the parties have agreed to plans and/or a description for said Tenant Improvements, the same will be attached hereto as Exhibit A-3 and, if so attached, is incorporated herein by this reference.

ARTICLE 5 - POSSESSION
     Except as otherwise provided, Landlord shall deliver possession of the Premises on or before the date hereinabove specified for commencement of the Term, but delivery of possession prior to such commencement date shall not affect the expiration date of this Lease Agreement. Failure of Landlord, to deliver possession of the Premises by the date hereinabove provided, due to a holding over by a prior tenant, or any other cause beyond Landlord's control, or time required for construction delays due to material shortages, strikes, or acts of God, shall automatically postpone the date of commencement of the Term of this Lease Agreement and shall extend the termination date by periods equal to those which shall have elapsed between and including the date hereinabove specified for commencement of the Term hereof and the date on which possession of the Premises is delivered to the Tenant. The rentals herein reserved shall commence on the first day of the Term, provided, however, in the event of any occupancy by Tenant prior to the beginning of the Term, such occupancy shall in all respects be the same as that of a tenant under this Lease Agreement, and the rental shall commence as of the date that Tenant enters into such occupancy of the Premises. Provided further, that if Landlord shall be delayed in delivery of the Premises to Tenant due to Tenant's failure to agree to the Plans or delay caused by a party employed by or the agent of Tenant, or by Tenant's failure to pay for the costs of the Tenant Improvements, then in such case the rental shall be accelerated by the number of days of such delay, and the rentals shall commence the same as if occupancy had been taken by Tenant. Prior to the commencement of the Term, Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Premises. By occupying the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement. Should the commencement of the rental obligations of Tenant under this Lease Agreement occur for any reason on a day other than the first day of a calendar month, then in that event solely for the purposes of computing the Term of this Lease Agreement, the commencement date of the Term shall become and be the first day of the first full calendar month following the date when Tenant's rental obligation commences, or the first day of the first full calendar month following the commencement date set out in Article 1 (if such is other than the first date of a calendar month), whichever date is later, and the termination date shall be adjusted accordingly; provided however, that the termination date shall be the last day of a calendar month, which date shall in no event be earlier than the termination date set out in Article 1. Immediately after Tenant's occupancy of the Premises the Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Term and shall acknowledge the Minimum Rental, the square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement. TENANT SHALL HAVE ACCESS TO THE PREMISES ONE
(1) WEEK PRIOR TO THE COMMENCEMENT DATE FOR THE SOLE PURPOSE OF INSTALLING FURNITURE SYSTEMS AND PHONE AND DATA CABLING.

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES
          A. During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the Real Estate Taxes and Operating Expenses (both as hereinafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises prorated for the period that Tenant occupied the Premises. Notwithstanding the preceding sentence, Tenant's share of the following Operating Expenses shall be computed on the basis of the cost of said expenses per rentable square foot of area within the Building actually occupied: cleaning, management, and energy expenses.

          B. Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

          C. As soon as possible after the expiration of each calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises.
     If such statement shows that Tenant's share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayments shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund.

          D. For the purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "Operating Expenses" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs or that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles.

          E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months.

          F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

ARTICLE 7 - UTILITIES AND SERVICE
          A. Landlord agrees to furnish water, electricity, elevator service, and janitorial service. In the event Tenant's requirements and/or usage of such utilities and services is substantially greater than is customarily supplied to a typical tenant in the Building, Landlord or Tenant may request that the difference in such requirement and/or usage be determined and that appropriate adjustments be made in the Minimum Rental provided for in Article 3 of this Lease Agreement.

          B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season, all during normal business hours as defined in this Lease Agreement.

          C. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder.

          D. For the purposes of this Article 7, normal business hours shall be deemed to mean the period of time between 8:00 a.m. and 5:00 p.m., Monday through Friday, and specifically excluding Saturdays, Sundays and legal holidays.

          E. Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner, or other device on the roof of the Premises or the Building without the prior written consent of Landlord.

ARTICLE 8 - NON-LIABILITY OF LANDLORD
     Except in the event of the gross negligence of Landlord, its agents, employees or contractors, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except if caused by Landlord's gross negligence.

ARTICLE 9 - CARE OF PREMISES
     A.   Tenant agrees:
               1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted;
               2.   To keep the Premises in a clean and sanitary condition;
               3. Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;

               4. To abide by such rules and regulations as may from time to time be reasonably promulgated by Landlord;

               5. To preserve and protect all carpeted areas and to provide and use carpet protector mats in all locations within the Premises where chairs with castors are used; and
               6. To obtain Landlord's prior approval of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme.

               B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

ARTICLE 10 - RESTRICTIONS CONCERNING USE
     Tenant covenants not to introduce any hazardous or toxic materials onto the Premises without complying with all applicable Federal, State and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining proper permits. If Tenant's transportation, storage, use or disposal of hazardous or toxic materials on the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to:

          i) Notify Landlord immediately of any contamination, claim or contamination, loss or damage;

          ii) After consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards; and

          iii) Indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage.

This provision shall survive termination, cancellation or expiration of this Lease Agreement. For purposes of this Article, the terms "hazardous materials" or "toxic materials" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, and any federal agencies that have overlapping jurisdiction with such state agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

ARTICLE 11 - INSPECTION
     The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purpose of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements. LANDLORD SHALL USE REASONABLE EFFORTS TO PROVIDE ADVANCED NOTICE EXCEPT IN CASES THAT ARE OF AN EMERGENCY NATURE.

ARTICLE 12 - ALTERATIONS

     Tenant will not make any alterations, repairs, additions or improvements in or to the Premises or add, disturb or in any way change any locks, plumbing or wiring therein without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such alterations, repairs, additions or improvements are the obligations of Tenant pursuant to this Lease Agreement.
All such work shall comply with the applicable governmental laws, ordinances, rules and regulations. The Landlord as a condition to said consent may require a surety performance and/or payment bond from the Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS
     Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord.

ARTICLE 14 - COMMON AREAS
          A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord.

          B. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of: (a) all unrestricted automobile parking areas (subject to the provisions set forth below), driveways and walkways; and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

          C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate. Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas.

          D. Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas.

          E. The parking areas shall include those areas designated by Landlord, in its REASONABLE discretion, as either restricted or unrestricted parking areas. Tenant, its employees and invitees shall have the right to park in the unrestricted parking areas in common with other tenants of the Building upon such terms and conditions adopted by Landlord from time to time, including the imposition of a reasonable parking charge, if the same is established by Landlord at any time during the Term. Tenant agrees not to overburden the unrestricted parking areas and agrees to cooperate with Landlord and other tenants in the use of the unrestricted parking areas. Landlord reserves the right in its absolute discretion to determine whether the parking areas are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking areas and modify the existing ingress to and egress from the parking areas as Landlord shall deem appropriate. Any restricted parking areas shall be leased only by separate license agreement with Landlord. Tenant further agrees not to use or permit its employees, visitors or invitees to use the parking areas for overnight storage of vehicles.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING
          A. Tenant shall not assign this Lease Agreement, or sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant, without the prior written consent of Landlord. When Tenant requests Landlord's consent to such assignment or sublease, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial information, including financial statements of the proposed assignee or subtenant. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement. Landlord shall have the option (to be exercised within thirty days from the submission of Tenant's request) to cancel this Lease Agreement as of the commencement date stated in the proposed sublease or assignment. If Landlord shall not exercise its option within the time set forth above, its consent to any proposed assignment or sublease shall not be unreasonably withheld.

          B. If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as additional rent due under this Lease Agreement, fifty percent (50%) of the difference, if any, between the Minimum Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to this Lease Agreement, and the rent and any additional rent payable by the assignee or subtenant to Tenant. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Article, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any assignment or sublease without Landlord's consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease Agreement. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord's reasonable fees, not to exceed Two Hundred Fifty and no/100ths Dollars ($250.00) per transaction, incurred in connection with the processing of documents necessary to the giving of such consent.

          C. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance. Tenant agrees to attorn to any such assignee or transferee of Landlord's interest in this Lease Agreement or the Building.

ARTICLE 16 - LOSS BY CASUALTY
          A. If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, Landlord may, at its option, (i) terminate this Lease Agreement effective as of the date of such damage or destruction, or (ii) restore the Premises to their previous condition, and in the meantime the rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease Agreement shall continue in full force and effect. If the damage is due, directly or indirectly, to the fault or neglect of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of rent, except to the extent Landlord receives proceeds from any applicable insurance policy of Tenant to compensate Landlord for loss of rent.

          B. If the Building shall be destroyed or damaged by fire or other casualty insured against under Landlord's fire and extended coverage insurance policy to the extent that more than fifty percent (50%) thereof is rendered untenantable, or if the Building shall be materially destroyed or damaged by any other casualty other than those covered by such insurance policy, notwithstanding that the Premises may be unaffected directly by such destruction or damage, Landlord may, at its election, terminate this Lease Agreement by notice in writing to Tenant within sixty (60) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant.

          C. Other than rental abatement provided in paragraph A of this Article, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises.

          D. Landlord's obligations, should it elect to repair, shall be limited to the base Building, common areas and the interior improvements installed by Landlord. Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged during the last twelve (12) months of the Term of this Lease Agreement, then Landlord may, at its option, cancel and terminate this Lease Agreement as of the date of the occurrence of such damage.

ARTICLE 17 - WAIVER OF SUBROGATION
     Whether any loss or damage occurring to the Premises or the Building is due to the negligence of Landlord or Landlord's agents or employees, or any other cause, Tenant hereby releases Landlord and Landlord's agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the personal property of Tenant located in the Building, including the Building itself, arising out of any of the perils which are covered by Tenant's property insurance policy, with extended coverage endorsements, or (ii) loss resulting from business interruption or loss of rental income, at the

Premises, arising out of any of the perils which may be covered by the business interruption or by the loss of rental income insurance policy held by Tenant. Tenant shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against Landlord.

ARTICLE 18 - EMINENT DOMAIN
     If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 19 - SURRENDER
     On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant, at the option of Landlord, in which event Tenant shall at its expense repair any damage caused thereby. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, wordprocessing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "Wiring") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS
          A.   If any one or more of the following occurs:

               1. A rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after written notice that the same is due and payable;

               2. Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of ten (10) days after written notice from Landlord of such violation or default;

               3. If Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; or

               4. If Tenant shall vacate any substantial portion of the Premises for a period of more than 30 days;


     then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant agrees to pay interest at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota, or in case no such maximum rate of interest is provided, at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable.

          B. Tenant hereby acknowledges that late payment to Landlord of Minimum Rent, Additional Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease Agreement, the exact amount of which will be extremely difficult to ascertain. Tenant shall be liable to Landlord for the payment of a late charge in the amount of 10% of the rental installment or other sum due Landlord hereunder, plus any attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay said amount, if said payment has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within three (3) business days after deposit. The parties agree that such late charges represent a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Landlord's default with respect to such overdue amount or stop Landlord from exercising any of the other rights and remedies granted hereunder. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 21 - LANDLORD'S DEFAULT
     Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.



ARTICLE 22 - HOLDING OVER
     Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession the Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes any one of (i) renewal of this Lease Agreement for one year, and from year to year thereafter, or (ii) creation of a month-to-month tenancy, or (ii) creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be double the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. In the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION
     Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage(s) shall agree to recognize this Lease Agreement or Tenant in the event of foreclosure provided the Tenant is not in default. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form, as required by Landlord's mortgagee. In the event of any mortgagee electing to have the Lease Agreement a prior incumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in incumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY
          A. Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant shall further provide for business interruption insurance to cover a period of not less than six (6) months. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

          B. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; or
     iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy.

          C. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Landlord will make available to Tenant, at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that it is satisfied that the construction of the Building and the Premises, including the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. Tenant further represents that it is satisfied with the security of said Building and Premises for the protection of any property which may be owned, held, stored or otherwise caused or permitted by Tenant to be present upon the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

          D. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating

     Expense.

ARTICLE 25 - NOTICES
     All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement shall be directed to Tenant, postage prepaid, certified or registered mail, at the Premises and at the address, if any, set forth prior to Tenant's signature line of this Lease Agreement. Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

ARTICLE 26 - APPLICABLE LAW
     This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN
     In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within five (5) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 28 - SECURITY INTEREST


ARTICLE 29 - BROKERAGE
     Tenant represents and warrants to Landlord that neither it nor its officers or agents, nor any one acting on its behalf has dealt with any real estate broker other than TOWLE REAL ESTATE ("Tenant's Broker") in the negotiating or making of this Lease Agreement. Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or the Premises, or to have caused Tenant to enter into this Lease Agreement. Landlord represents and warrants to Tenant that neither it nor its officers or agents, nor anyone acting on its behalf, has dealt with any real estate broker other than United Properties Brokerage Company ("UPBC") in the negotiating or making of this Lease Agreement. The brokers' commission and/or finders' fees arising out of this Lease Agreement on behalf of Tenant's Broker and UPC shall be paid as follows: $2.25 PER RENTABLE SQUARE FOOT TO TOWLE REAL ESTATE AND $2.25 PER RENTABLE SQUARE FOOT TO UPBC, ONE-HALF UPON EXECUTION OF THIS LEASE AGREEMENT AND ONE-HALF UPON OCCUPANCY BY TENANT.

ARTICLE 30 - SUBSTITUTION
     Landlord reserves the right, on thirty (30) days written notice to Tenant, to substitute other premises within the Building for the Premises hereunder. The substituted premises shall contain substantially the same square footage as the Premises, shall contain comparable improvements, and the Minimum Rental shall not exceed the Minimum Rental specified in Article 3 hereof. IF LANDLORD EXERCISES ITS RIGHT TO SUBSTITUTE OTHER PREMISES FOR THE PREMISES, LANDLORD SHALL PAY THE REASONABLE COSTS AND EXPENSES INCURRED BY TENANT FOR PHYSICALLY RELOCATING TO THE SUBSTITUTED PREMISES TENANT'S FURNITURE, EQUIPMENT AND OTHER PERSONAL PROPERTY INCLUDING TELECOMMUNICATION AND COMPUTER CABLING, AND (IF TENANT'S SUITE NUMBER CHANGES AS A RESULT OF SUCH RELOCATION) UP TO ONE (1) MONTHS SUPPLY OF TENANT'S STATIONERY.

ARTICLE 31 - ESTOPPEL CERTIFICATES
          A. Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to Landlord. If Tenant fails to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such estoppel certificate as above provided, without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to any prospective purchaser, mortgagee, assignee or ground lessor of the Building.

          B. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 32 - GENERAL
     This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum

Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto.
All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. (Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement void, and without effect.) Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.


ARTICLE 33 - EXCULPATION
     Notwithstanding anything in this Lease Agreement to the contrary, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding Landlord personally, or the assets of Landlord, but are made and intended to bind only the Landlord's interest in the Premises and the Building, as the same may, from time to time, be encumbered, and no personal liability shall at any time be asserted or enforced against Landlord or its stockholders, officers, or partners, or their respective heirs, legal representatives, successors and assigns, on account of this Lease Agreement or on account of any covenant, undertaking or agreement of Landlord in this Lease Agreement.

     IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.


Address for Notices, if other than the Premises:

------------------------------------------------

------------------------------------------------

------------------------------------------------

TENANT:   EN POINTE TECHNOLOGIES, INC.  LANDLORD: 505 Waterford Park Limited
          A CALIFORNIA CORPORATION                Partnership


By:                                     By:
   -----------------------------------     -------------------------------------
     Robert Mercer                           Ronald J. Leoni (P.A.)
Its: Chief Financial Officer            Its: Attorney-in-fact under a power
     ---------------------------------       of Attorney
                                             -----------------------------------
Date:                                   Date:
     ---------------------------------       -----------------------------------

                                   EXHIBIT A-2

                                LEGAL DESCRIPTION

Lot 2, Block 1, GROVES OFFICE PARK ANNEX, together with the appurtenant easement(s) contained in Document Nos. 5513371 and 5513372, according to the recorded plat thereof, and situated in Hennepin County, Minnesota.

                                    EXHIBIT B

                              TENANT WORK FUNDINGS


     Plans and/or a description for permanent improvements to the Premises are attached as Exhibit A-3 and by this reference incorporated herein (hereafter called the "Plans"). The Plans have been approved by each of Landlord and Tenant. The parties acknowledge that the plans are to modify the Premises to accommodate Tenant's intended use. Landlord shall be responsible for constructing the improvements as shown on the Plans (hereafter called "Tenant Improvements") for and on behalf of Tenant. Landlord and Tenant have agreed that the costs of such Tenant Improvements shall be paid by Tenant, although Landlord shall provide Tenant an allowance of up to $30,130.00 to be utilized toward the cost of the Tenant Improvements (hereafter called the "T.I. Allowance"). The T.I. Allowance shall be used only for payment of costs relating to construction of the Tenant Improvements (including the costs of preparing the Plans, demolition of any existing improvements and construction supervision), which costs Landlord shall pay directly out of the T.I. Allowance, for the credit of Tenant, and in no event shall any part of the T.I. Allowance be paid to or payable to Tenant. Any costs of the Tenant improvements which exceed the T.I. Allowance shall be paid by Tenant to Landlord without demand within fifteen (15) days of the day of submission by Landlord to Tenant of a statement of said costs. Any improvements to the Premises, other than as shown on the Plans, and the furnishing of the Premises, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this Lease Agreement, including compliance with all applicable governmental laws, ordinances and regulations.